                                   EXHIBIT 21

                        Subsidiaries of ACMAT Corporation



Listed are the subsidiaries of ACMAT Corporation:

                                                                                               STATE OF
                  NAME                                      OWNERSHIP                       INCORPORATION
                  ----                                      ---------                       -------------
           ACMAT Companies, Inc.                               100%                           Delaware

           AMINS, Inc.                                         100%                          Connecticut

           Geremia Electric Co.                                100%                          Connecticut

           ACSTAR Holdings, Inc.                               100%                           Delaware

           ACSTAR Insurance Co. (1)                            100%                            Illinois

           ACMAT of Texas, Inc.                                100%                           Delaware

           United Coastal Insurance Company (2)                 66%                            Arizona


(1)  Owned 100% by ACSTAR Holdings, Inc.

(2)  Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance Company


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